EXHIBIT 99.1

      Please mark your
 [X]  votes as in this                                                XXXX
      example


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                              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSALS 1 AND 2.
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          Unless otherwise specified in the squares provided, the undersigned's vote will be cast FOR Items 1 and 2 below.
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
1. Proposal to approve the           FOR   AGAINST  ABSTAIN    2. Proposal to approve the amendments to      FOR   AGAINST  ABSTAIN
   transfer by Alliance Capital      [ ]     [ ]      [ ]         Alliance Capital Management L.P.'s         [ ]     [ ]      [ ]
   Management L.P. of its                                         partnership agreement to facilitate and
   business to Alliance Capital                                   implement the reorganization, to
   Management L.P. II pursuant to                                 maintain the existing rights and benefits
   the agreement and plan of                                      of Alliance Capital Management L.P.
   reorganization.                                                unitholders following the
                                                                  reorganization and to modify or
                                                                  eliminate provisions that are
--------------------------------------------------------------    inoperative or are no longer relevant or
                                                                  that require technical revisions, in
                                                                  substantially the form of the Amended
                                                                  Alliance Holding Partnership
                                                                  Agreement attached to the Proxy
                                                                  Statement/Prospectus as Annex B.


                                                               3. To transact such other business as may
                                                                  properly come before the meeting.

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                                                                  Please mark, date and sign as your name appears on your unit certificate and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If units are held jointly, each unitholder named should sign.

                                                                  The undersigned hereby acknowledges receipt of a copy of the accompanying notice of meeting and proxy statement/prospectus and hereby revokes any proxy or proxies heretofore given.



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                                                                      SIGNATURE(S)                                    DATE

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                 VOTING INSTRUCTIONS FOR AFFILIATED UNITHOLDERS

We are not soliciting the voting instructions of the following unitholders for
Item 1 below: unitholders who are (1) directors, officers or employees of Alliance Capital Management L.P. or its general partner and the following members of their families who share the same household with such persons: children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law, including adoptive relationships; or (2) Alliance Capital Management L.P.'s general partner and entities affiliated with it.

IF YOU ARE A UNITHOLDER DESCRIBED ABOVE, YOU SHOULD VOTE ON ITEM 2 ONLY. ANY VOTE BY YOU ON ITEM 1 WILL NOT BE TABULATED.


                     VOTING INSTRUCTIONS FOR ALL UNITHOLDERS

Alliance Capital Management L.P. encourages all unitholders to vote. We now provide three convenient methods for voting.

o VOTING INSTRUCTION FORM: Complete, sign, date, and return this voting instruction form in the enclosed postage-paid envelope, or

o TELEPHONE: Call 1-877-PRX-VOTE (1-877-779-8683), 7 days a week, 24 hours a day, or

o   INTERNET: Log on to the Web site http://www.eproxyvote.com/ac

If you choose to vote by telephone or Internet, you will be given instructions and asked to enter the voter control number on this voting instruction form. Choosing either of these options eliminates the need to return your voting instruction form.

                        ALLIANCE CAPITAL MANAGEMENT L.P.

                          Instructions of Unitholder of
               Alliance Capital Management L.P. in connection with
                       the Special Meeting of Unitholders
                        to be held on September 22, 1999

                          THESE VOTING INSTRUCTIONS ARE
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    OF THE GENERAL PARTNER OF THE PARTNERSHIP

      The undersigned hereby instructs Alliance ALP, Inc., the assignor limited partner (the "Assignor Limited Partner"), of Alliance Capital Management L.P. (the "Partnership"), to vote the limited partnership interests underlying all of the units registered in the name of the undersigned at the special meeting of unitholders to be held at 9:00 a.m., New York City time, on September 22, 1999, at the Partnership's offices, 41st Floor, at 1345 Avenue of the Americas, New York, New York 10105, and at all adjournments or postponements thereof. The undersigned acknowledges receipt of the notice of the special meeting and the accompanying proxy statement/prospectus and hereby instructs the Assignor Limited Partner to vote as indicated hereon.

      IF THIS VOTING INSTRUCTION FORM EXECUTED BY THE REGISTERED OWNER IDENTIFIED BELOW IS NOT RECEIVED BY THE ASSIGNOR LIMITED PARTNER, AND SUCH OWNER DOES NOT VOTE BY TELEPHONE OR INTERNET AS DESCRIBED BELOW, THE LIMITED PARTNERSHIP INTERESTS UNDERLYING THE UNITS HELD BY SUCH OWNER WILL NOT BE DEEMED REPRESENTED AT THE SPECIAL MEETING FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AND WILL NOT BE VOTED AT THE SPECIAL MEETING.


                                                                     SEE REVERSE
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